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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                  FORM 8-K

                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934



     Date of Report (Date of earliest event reported)     August 15, 1997
                                                          ---------------


                       BURNHAM PACIFIC PROPERTIES, INC.
                       --------------------------------
            (Exact name of Registrant as specified in its Charter)


                                   Maryland
                                   --------
                (State or other jurisdiction of incorporation)


                     1-9524                       33-0204162
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             (Commission File Number)    (IRS Employer Identification No.)


           610 West Ash Street, San Diego, California           92101
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            (Address of principal executive offices)          (Zip Code)


    Registrant's telephone number, including area code:      (619) 652-4700
                                                             --------------

        --------------------------------------------------------------
        (former name of former address, if changed since last report.)

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ITEM 5.  OTHER EVENTS
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A.   Gateway Retail Center Acquisition

     On August 15, 1997, the Company purchased Gateway Retail Center in Marin County, California, a 186,473 square foot market/drug retail center.
     The Company's acquisition cost was approximately $22,340,000, and was funded from borrowings under the Company's Credit Facility. The Center is the fourth acquisition of the six properties brought to the Company in October 1995, as a part of the transaction that named David Martin as President and CEO of Burnham Pacific. Development of the Center was completed during 1997, and therefore the Center does not have an income statement which reflects a full year of operations.

B.   Mountaingate Plaza Acquisition

     On October 15, 1997, the Company purchased Mountaingate Plaza in Simi Valley, Ventura County, California, a 282,162 square foot entertainment/promotional center from an unrelated Seller. The Company's acquisition cost was approximately $27,500,000. The acquisition was financed by the assumption of a $23,592,000 mortgage loan from a bank, bearing interest at 8.05%, due in March 2006, with the remainder financed with borrowings under the Company's Credit Facility.

     The acquisition of Mountaingate Plaza does not constitute the acquisition of a property which is significant within the contemplation of Item 2 under Form 8-K or Rule 3-14 of Regulation S-X; i.e., an asset whose acquisition cost is in excess of 10% of the gross Company value of the Company's assets of December 31, 1996. However, the purchase price of Mountaingate Plaza does represent more than 5% of such value of the Company's assets at December 31, 1996, and the Company therefore anticipates filing audited income statements of the operations of Mountaingate in conformance with Regulations S-X, Rule 3-14 within 75 days from its purchase date.

C.   Powell Portfolio Acquisition

     On October 29, 1997, the Company purchased five retail shopping centers (the "Powell Portfolio") from an unrelated seller for a purchase price of approximately $23,500,000. The portfolio purchased consists of the following five centers:

                                               Company Owned     Total
Center Name         Location                   Square Footage    Square Footage
-----------         --------                   --------------    --------------

Chambers Creek
Shopping Center     Tacoma, Washington         58,179            58,179

Design Market       Bellevue, Washington       88,587            88,587

Fairwood Square
Shopping Center     Renton, Washington         33,040            76,040

Puget Park
Shopping Center     Everett, Washington        40,932            81,932

Silver Plaza
Shopping Center     Silver City, New Mexico    8,921             52,921

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     The acquisition of the above portfolio was financed by the assumption of a $1,623,358 mortgage loan from an insurance company, bearing interest at 8.75%, due in February, 2017, secured by the Chambers Creek Shopping Center; a $2,578,447 mortgage loan from an insurance company bearing interest 8.38%, due in July, 2007, secured by the Puget Park Shopping Center; with the remainder financed with borrowings under the Company's Credit Facility.

     The Powell Portfolio was acquired pursuant to an agreement to acquire a total of ten existing retail centers, with the ability to purchase three additional centers, at a future date, two of which are under development. The acquisition of the eight additional centers (the "Additional Powell Assets"), which in total include approximately 321,000 square feet of space in Washington, Oregon and New Mexico, is subject to the completion of due diligence and the completion and leasing of those centers currently under construction, and thus no assurance can be given that such acquisition(s) will be made.

     The Company anticipates filing a further 8-K reporting the acquisition of any Additional Powell Assets, at such time as the aggregate of the Powell Portfolio and Additional Powell Assets would become "significant" within the contemplation of Item 2 under Form 8-K or Rule 3-14 of Regulation S-X, i.e. assets whose acquisitions cost is in excess of 10% of the gross carrying value of the Company's assets at December 31, 1996. However, the purchase price of the Powell Portfolio does represent more then 5% of such value of the Company's assets at December 31, 1996, and the Company anticipates filing audited income statements of the operations of the Powell Portfolio in conformance with Regulations S-X, Rule 3-14 with 75 days from its purchase date.

D.   Golden State Portfolio Acquisition

     On November 5, 1997, the Company issued a press release announcing the signing of letters of intent relating to a proposed acquisition of a 2.7 million square foot California retail portfolio, and simultaneous investments by two capital groups of $120,000,000. A copy of the press release making such announcement is attached as Exhibit I hereto. The closing of the transactions are subject to a number of conditions including due diligence and definitive documents. There can be no assurance that the transactions will be completed.

ITEM 7.  FINANCIAL STATEMENTS AND PRO FORMA INFORMATION

a)   None.

b)   The following Exhibit accompanies this report - November 5, 1997 Press
     Release.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   BURNHAM PACIFIC PROPERTIES, INC.

Date:  11-14-97                    By: /s/ DANIEL B. PLATT
                                   Daniel B. Platt, Chief Financial Officer

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